Senti Bio Announces Third Quarter 2023 Results and Pipeline Updates

– IND for SENTI-202, a potential first-in-class logic-gated treatment for cancer, on track for clearance in Q4 2023 –

– Established new strategic collaboration with Celest Therapeutics for clinical development of SENTI-301A to treat liver cancer in China –

– Cash and receivables from GeneFab transaction expected to fund operations into Q4 2024 –

SOUTH SAN FRANCISCO, Calif., November 13, 2023 — Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the third quarter of 2023.

“The third quarter was highly productive for Senti as we continued advancing SENTI-202 towards IND clearance and further developed our platform technology,” said Timothy Lu, MD, PhD, Chief Executive Officer and Co-Founder of Senti Bio. “Earlier this year, we set out to partner SENTI-301A and are pleased to have established a collaboration with Celest Therapeutics that could provide a differentiated treatment option for patients with liver cancer in China. The progress we made on Senti’s wholly-owned and partnered programs, which were highlighted at the SITC annual meeting, reinforces the potential applications of Gene Circuits to battle cancer.”

PIPELINE HIGHLIGHTS

SENTI-202 for AML/MDS

Senti Bio remains on track for having the Investigational New Drug (IND) application for SENTI-202 cleared by the FDA in the fourth quarter of 2023.
•The Company expects to initiate the Phase 1 clinical trial for SENTI-202 in early 2024, with a focus on relapsed/refractory acute myeloid leukemia (AML) patients in the United States and Australia.
•SENTI-202 is a first-in-class logic gated off-the-shelf chimeric antigen receptor natural killer (CAR-NK) cell therapy program designed to potentially overcome AML disease heterogeneity by targeting leukemic stem cells while sparing healthy cells, a key limitation of current therapies.

SENTI-301A for HCC

Last week, Senti Bio announced it has entered a strategic collaboration agreement with Celest Therapeutics (Shanghai) Co. Ltd (“Celest”), a China-based biotechnology company, for the clinical development of SENTI-301A to treat solid tumors in China. The Company has previously highlighted the significant prevalence of HCC and market opportunities for HCC treatments in Asia.
•Through this collaboration, Celest will lead clinical development, operations, and manufacturing for the advancement of SENTI-301A with technical support from Senti Bio. Celest plans to enroll patients initially through a pilot trial in mainland China and expects to enroll the first patient in the first half of 2024.
•Under the terms of the collaboration, Senti Bio will be eligible to receive up to $156 million in certain milestone payments, in addition to potential tiered royalty payments. Other terms of the transaction were not disclosed.
•SENTI-301A is a calibrated release (cr) IL-15 multi-armed off-the-shelf CAR-NK cell therapy designed for the treatment of GPC3 expressing tumors, including HCC, the most common type of primary liver cancer.

MANUFACTURING

Senti Bio and Celadon Partners Establish GeneFab

In August, the Company announced the transaction with GeneFab, LLC (“GeneFab”), a newly formed, independent contract manufacturing and synthetic biology biofoundry focused on next-generation cell and gene therapies. GeneFab will continue to be actively engaged in the CMC and manufacturing components for the clinical manufacturing of Senti Bio’s Gene Circuit product candidates.
•In connection with the transaction, Senti Bio will receive total consideration of $37.8 million before the end of 2025 from GeneFab. Approximately $18.9 million was payable at closing, which was netted against an $18.9 million advanced payment owed by Senti Bio to GeneFab for future manufacturing and research activities. The remaining $18.9 million will be paid to Senti Bio in installments in 2024 and 2025, subject to satisfaction of certain conditions.
•As part of the transaction, Senti Bio subleased its current good manufacturing practice (cGMP) facility in Alameda, CA to GeneFab. Approximately 35% of Senti Bio’s employees transitioned from Senti Bio to GeneFab, which will support the clinical manufacturing of Senti Bio’s chimeric antigen receptor natural killer (CAR-NK) programs, including SENTI-202.
•Senti Bio will be entitled to receive 10% of the realized gains arising and resulting from any cash or in-kind distributions from GeneFab in connection with a dividend or sale event under the economic share agreement. GeneFab was also granted an option to purchase up to $20 million of Senti Bio’s common stock at a price of $1.01867 per share.

PLATFORM HIGHLIGHTS

Four Presentations Highlighted at SITC Annual Meeting

Last month, The Company announced four poster presentations at the Society for Immunotherapy of Cancer (SITC) Annual Meeting. Two posters highlighted new preclinical data with BlueRock Therapeutics, and two posters demonstrated the application of Senti Bio’s proprietary Gene Circuit platform.

THIRD QUARTER 2023 FINANCIAL RESULTS

•As of September 30, 2023, Senti Bio held cash, cash equivalents and short-term investments of $39.4 million. Inclusive of the receivables from the GeneFab transaction upon satisfaction of certain conditions, the Company expects to fund operations into Q4 2024.
•Research and development expenses were $9.1 million for the quarter ended September 30, 2023, compared to $6.5 million for the same period in 2022. The increase was primarily related to manufacturing costs to support development of Senti Bio’s wholly-owned programs.
•General and administrative expenses were $9.4 million for the quarter ended September 30, 2023, compared to $10.0 million for the same period in 2022. The decrease was mainly attributed to a reduction in professional services costs.
•Net loss was $14.9 million, or $0.34 per basic and diluted share, for the quarter ended September 30, 2023, which included a non-recurring $21.7 million gain from discontinued operations, as well as a non-recurring $25.7 million impairment for leasehold improvements, both related to the GeneFab transaction.
•Going forward, the Company expects stabilization in operating expenses, with higher spending on clinical expenses, offset by reduced research and development expenses from the GeneFab transaction.

UPCOMING EVENTS

Senti Bio plans to participate in the following upcoming scientific/medical conference:
•65th ASH Annual Meeting and Exposition
December 9-12 – San Diego, CA

About Senti Bio
Senti Biosciences is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. The Company’s wholly-owned pipeline utilizes off-the-shelf chimeric antigen receptor natural killer (CAR-NK) cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio has also preclinically demonstrated the potential breadth Gene Circuits in other modalities, diseases outside of oncology, and continues to advance these capabilities through partnerships with Spark Therapeutics and BlueRock Therapeutics.

Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the allowance of Senti Bio’s IND; statements about clinical trial activities; statements about Senti Bio’s collaboration with Celest, including financial elements of the collaboration; statements about Senti Bio’s transaction with GeneFab, including financial elements of the transaction; statements about Senti Bio’s cash flow and cash runway; statements about Senti Bio’s participation in upcoming conferences; as well as statements about the potential attributes and benefits of Senti Bio’s product candidates and platform technology. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s preclinical studies, IND filings, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with preclinical and IND-enabling studies, IND filings, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, and (ix) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recently filed periodic report, and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on Twitter (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2023	2022

Cash and cash equivalents	$39,430	$57,621
Short-term investments	—	40,942
GeneFab receivable – related party	18,482	—
GeneFab prepaid expenses – related party	17,314	—
Restricted cash	6,398	3,366
Property and equipment, net	26,433	51,361
Operating lease right-of-use assets	17,018	18,418
Total assets	131,766	180,792
Total liabilities	48,830	53,529
Total stockholders’ equity (deficit)	82,936	127,263

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Total revenue	$338	$1,766	$2,561	$4,227
Operating expenses:
Research and development	9,092	6,519	23,028	21,108
General and administrative	9,431	9,995	27,871	28,409
Impairment of property and equipment	25,691	—	25,691	—
Total operating expenses	44,214	16,514	76,590	49,517
Loss from operations	(43,876)	(14,748)	(74,029)	(45,290)
Total other income (expense), net	7,261	445	9,311	10,613
Net loss from continuing operations	36,615	(14,303)	(64,718)	(34,677)
Net income (loss) from discontinued operations	21,692	(2,337)	12,376	(5,323)
Net loss	(14,923)	(16,640)	(52,342)	(40,000)
Other comprehensive loss	—	—	(1)	—
Comprehensive loss	$(14,923)	$(16,640)	$(52,343)	$(40,000)

Net loss per share from continuing operations, basic and diluted	$(0.83)	$(0.33)	$(1.46)	$(1.73)
Net income (loss) per share from discontinued operations, basic and diluted	0.49	(0.05)	0.28	(0.26)
Net loss per share, basic and diluted	$(0.34)	$(0.38)	$(1.18)	$(1.99)
Weighted-average shares outstanding, basic and diluted	44,473,400	43,424,172	44,275,741	20,150,459

Senti Bio Contact
Investors: investors@sentibio.com
Media: media@sentibio.com